As filed with the Securities and Exchange
Commission on June 13, 1997                        Registration No. 333-_______

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              __________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ___________________

                            K&G MEN'S CENTER, INC.
              (Exact name of issuer as specified in its charter)

           Georgia                                        58-1898817
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                           1225 Chattahoochee Avenue
                            Atlanta, Georgia  30318
                   (Address of principal executive offices)
                              ___________________


                            K&G MEN'S CENTER, INC.
                    EMPLOYMENT AGREEMENT WITH JOHN C. DANCU

                           (Full title of the plan)
                              ___________________

                                 John C. Dancu
        Chief Operating Officer, Chief Financial Officer and Director
                            K&G Men's Center, Inc.
                         1225 Chattahoochee Avenue, NW
                            Atlanta, Georgia  30318
                                 404/351-7987
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                With a copy to:
                           J. Stephen Hufford, Esq.
                               Hunton & Williams
                        NationsBank Plaza - Suite 4100
                          600 Peachtree Street, N. E.
                          Atlanta, Georgia 30308-2216
                                 404/888-4045
                              ___________________

                        CALCULATION OF REGISTRATION FEE
===============================================================================
Title of                          Proposed         Proposed
securities         Amount         maximum          maximum         Amount of
to be              to be       offering price      aggregate      registration
registered       registered     per share(1)    offering price(1)      fee
-------------------------------------------------------------------------------
Common Stock,      354,373
$.01 par value... shares (2)       $19.875         $7,043,163       $2,134.29
===============================================================================
  (1) Estimated solely for the purpose of calculating the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $19.875 per share, which was the average of the high and low prices of the registrant's Common Stock on the Nasdaq National Market System on June 11, 1997, as reported in The Wall Street Journal.

  (2) Represents shares subject to options granted pursuant to an employee benefit plan as defined in Rule 405.
===============================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information required by Part I will be sent or given to directors as specified in Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such information is not required to be filed with the Securities and Exchange Commission (the "Commission").


                              REOFFER PROSPECTUS

     The material which follows,up to but not including the beginning of Part II of this Registration Statement, constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the K&G Men's Center, Inc. Employment Agreement with John C. Dancu.

                        PRELIMINARY REOFFER PROSPECTUS
                             SUBJECT TO COMPLETION

                                354,373 SHARES

                            K&G MEN'S CENTER, INC.

                                 COMMON STOCK
                               ________________

     This Reoffer Prospectus relates to 354,373 shares (the "Shares") of the common stock, $.01 par value per share (the "Common Stock"), of K&G Men's Center, Inc., a Georgia corporation (the "Company" or "K&G"). The Shares are subject to options previously granted to John C. Dancu, Chief Operating Officer, Chief Financial Officer, Director and a shareholder of the Company (the "Selling Shareholder"), and may be offered from time to time in transactions in the open market, in negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation, as to a particular broker-dealer, might be in excess of customary commissions). The Selling Shareholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Selling Shareholder" and "Sale of the Shares."

     In connection with his employment by the Company in March 1995 and prior to the Company's initial public offering in January 1996, the Selling Shareholder was granted options ("Options") to purchase the Shares at $2.54 per share from certain of the other principal and management Shareholders of the Company. The Options vested upon consummation of the Company's initial public offering, but have not yet been exercised by the Selling Shareholder. None of the proceeds from the sale of the Shares by the Selling Shareholder will be received by the Company. The Company has agreed to bear all expenses (other than selling commissions) in connection with the registration and sale of the Shares being offered by the Selling Shareholder.

     The Common Stock is listed on the Nasdaq National Market under the symbol "MENS." On June 11, 1997, the closing price of the Common Stock of the Company reported on the Nasdaq National Market System was $20 3/4 per share.

     See the "Risk Factors" section of this Reoffer Prospectus for certain matters that should be considered by prospective purchasers of the Shares offered hereby.
                                ______________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION,
             NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
             STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
                    OR ADEQUACY OF THIS REOFFER PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               _________________

     ALL OFFERS AND SALES OF THE SHARES IN THE STATE OF NEW YORK MUST BE DONE THROUGH A DEALER, BROKER OR SALESMAN REGISTERED IN THE STATE OF NEW YORK.




             The date of this Reoffer Prospectus is June 13, 1997.

                             AVAILABLE INFORMATION

     The Company is subject to the informational and reporting requirements of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, information statements and other information filed by the Company with the Commission, as well as the Registration Statement on Form S-3 covering the Shares to be sold pursuant to this offering (the "Registration Statement"), of which this Reoffer Prospectus is a part, are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at certain regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Commission maintains an Internet web-site that contains reports, proxies and information statements and other information regarding registrants that file electronically with the Commission. The address for the web-site is "http:\www.sec.gov." The Company's Common Stock is listed on the Nasdaq National Market and reports, proxy statements, information statements and other information concerning the Company also may be inspected at its offices located at 1735 K Street, N.W., Washington, D.C. 20006.


                          INCORPORATION BY REFERENCE

     Certain documents previously filed by the Company with the Commission are incorporated by reference in this Reoffer Prospectus. See "Incorporation of Certain Documents by Reference." Copies of any document incorporated herein by reference (not including the exhibits thereto, unless such exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates) are available without charge to any person to whom a Reoffer Prospectus is delivered upon request to Mr. John C. Dancu, K&G Men's Center, Inc., 1225 Chattahoochee Avenue, Atlanta, Georgia 30318, (404) 351-7987. Exhibits to such documents may be obtained upon payment of the Company's duplication and mailing expenses.

                                  THE COMPANY

     The Company is a rapidly growing superstore retailer of men's apparel and accessories. K&G's stores offer first-quality, current-season men's apparel comparable in quality to that of traditional department and fine specialty stores, but at everyday low prices 30% to 70% below those typically charged by such stores. The Company's merchandising strategy emphasizes broad and deep assortments across all major menswear categories, including tailored clothing, casual sportswear, dress furnishings, footwear and accessories. This dominant merchandise selection, which includes brand name as well as private label merchandise, positions the Company to attract a wide range of menswear customers in each of its markets. In addition, the Company's philosophy of delivering everyday value distinguishes K&G from other retailers that adopt a more promotional pricing strategy.

     The Company's 19 stores operating in 11 states are "destination" stores located primarily in low-cost warehouses easily accessible from major highways and thoroughfares. K&G's stores are open for business on Fridays, Saturdays and Sundays only, typically for a total of 24 hours per week. The Company's stores are operated under the names "K&G Men's Center" and "K&G MenSmart" east of the Mississippi River and "T&C Men's Center" and "T&C MenSmart" west of the Mississippi River. The Company pioneered the weekend strategy in menswear as a means of responding to its customers' shopping habits and creating a sense of urgency to purchase, while facilitating cost control and inventory replenishment. This strategy is an integral element of the Company's retail formula that emphasizes low operating costs, low mark-ups and high inventory turnover to produce attractive store-level economics.

     The Company's business was founded in Georgia in 1989 and incorporated in Georgia in June 1990. K&G's principal executive offices are located at 1225 Chattahoochee Avenue, Atlanta, Georgia 30318, and its telephone number is (404) 351-7987.


                                 RISK FACTORS

     Prospective investors should carefully consider the following risk factors, in addition to the other information contained in this Reoffer Prospectus, in evaluating an investment in the Common Stock offered hereby. This Reoffer Prospectus contains certain forward-looking statements with respect to the Company's operations, industry, financial condition and liquidity. These statements reflect the Company's assessment of a number of risks and uncertainties. The Company's actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth below.

SMALL STORE BASE

     The Company opened its first store in 1989 and presently operates 19 stores. Of these stores, 11 were opened during the period from October 1995 to April 1997. Prior to these openings, the last store opened by the Company was its Cincinnati store in May 1994. Consequently, the Company has a relatively limited history of opening and operating stores, and also previously closed two stores due to those stores' financial underperformance. Moreover, the Company's operating profits have historically been disproportionately generated by stores that have been operating for longer periods of time. Due to these factors, the results achieved to date by the Company's relatively small store base may not be indicative of the results that may be achieved from a larger number of stores. In addition, should any new store be unprofitable or should any existing store experience a decline in profitability, the effect on the Company's results of operations would be more significant than would be the case if the Company had a larger store base. Although management believes that it has carefully planned for the implementation of its expansion program, there can be no assurance that such plans can be executed as envisioned or that the implementation of those plans will not have an adverse effect on results of operations.

EXPANSION AND ITS ANTICIPATED FINANCIAL EFFECT

     The Company's future operating results will depend largely upon its ability to open and operate new stores successfully and to manage a larger business profitably. The success of K&G's planned expansion strategy is dependent upon many factors, including identifying suitable markets and sites for new stores, negotiating leases with acceptable terms, building or refurbishing stores and obtaining site financing. In addition, the Company must be able to continue to hire, train and retain competent managers and store personnel. The failure of the Company to achieve its expansion goals on a timely basis, obtain acceptance in markets in which it currently has limited or no presence, attract and retain qualified management and other personnel, appropriately upgrade its systems and control or manage operating expenses could adversely affect the Company's future operating results.

     A variety of factors, including store location, store size, the time of year when the store is opened and the level of initial advertising expenditures influence if and when a store becomes profitable. Since October 1995, the Company has opened 11 stores, more than doubling its store base to 19 stores. The Company has opened two stores since the beginning of fiscal 1997, and intends to open six more stores in fiscal 1997 and has no operating experience in certain of the markets in which it expects to open new stores. The Company's store base includes a relatively high proportion of younger stores, which have yet to reach maturity. The Company's more mature stores historically have produced higher sales per square foot and higher operating margins than its younger stores. K&G's planned expansion is expected to produce a decrease in the Company's overall sales per square foot and operating margins. Increases in the level of advertising and pre-opening expenses associated with the opening of new stores may also contribute to a decrease in the Company's operating margins. Finally, opening new stores in existing markets may also reduce sales of existing stores in those markets, negatively impacting comparable store sales.

MERCHANDISE AND MARKET TRENDS

     The Company's success depends in part on its ability to anticipate and respond to changing merchandise trends and consumer demands in a timely manner. Accordingly, any failure by the Company to identify and respond to emerging trends could adversely affect consumer acceptance of K&G's merchandise, which in turn could adversely affect the Company's results of operations. If the Company miscalculates either the market for the merchandise in its stores or its customers' purchasing habits, it may be required to sell a significant amount of inventory at below average mark-ups over the Company's cost, or below cost, which could adversely affect the Company's financial condition and results of operations. Furthermore, as with other retail businesses, the Company's operations may be adversely affected by unfavorable local, regional or national economic developments which result in reduced consumer spending in the markets served by its stores.

     Industry sources indicate that unit sales of men's suits have declined or remained relatively constant over many years. This is primarily attributable to men allocating a lower portion of their disposable income to tailored clothing and to a trend toward more casual dressing in the workplace. Because men's tailored clothing accounts for approximately 43% of the merchandise sold by the Company, if unit sales continue to decline or remain relatively constant, there can be no assurance that the Company will continue to be able to maintain or increase its sales volume or maintain its profitability.

SEASONALITY AND QUARTERLY FLUCTUATIONS

     The Company's business is affected by the seasonal pattern common to most retailers. Historically, its highest net sales and operating income have been experienced during the fourth quarter, which includes the holiday selling season. During fiscal 1996, approximately 37% of the Company's net sales and approximately 50% of its operating income were generated during the fourth quarter. Accordingly, any adverse trend in net sales for such period could have a material adverse effect upon the Company's profitability and could adversely affect the Company's results of operations for the entire year.

     In addition to seasonality, the Company's results of operations may fluctuate from quarter to quarter as a result of the amount and timing of sales contributed by new stores, the advertising and pre-opening expenses associated with the opening of new stores and the integration of new stores into the operations of the Company, as well as other factors.

VENDOR RELATIONSHIPS

     The Company's business is dependent upon its ability to purchase first-quality, current-season, brand name and private label merchandise at competitive prices. A disruption of vendor relationships could adversely affect the Company's business. Although management believes that the Company's relations with its vendors currently are satisfactory and that the Company currently has adequate sources of brand name and private label merchandise, there can be no assurance that the Company will be able to acquire such merchandise, especially on an opportunistic, in-season basis, to the extent it has in the past. As the Company's store base grows, management expects the percentage of opportunistic, in-season purchases made by the Company to decrease.

COMPETITION

     The market for menswear is highly fragmented and competitive. The Company faces intense competition for customers and for access to quality merchandise from traditional department stores, specialty retailers and off-price retail chains, including other retailers that have developed their own menswear superstore formats. Certain of the Company's competitors have recently been the subject of bankruptcy proceedings, which can produce intense price competition in the industry as a result of promotional activity. Many of the Company's competitors have greater financial and other resources than the Company, and there can be no assurance that the Company will be able to compete successfully with these competitors in the future.

RELIANCE ON KEY PERSONNEL

     The Company believes that its continued success will depend to a significant extent upon the efforts and abilities of Stephen H. Greenspan, its Chairman, President and Chief Executive Officer. The loss of Mr. Greenspan's services could have a material adverse effect on the Company. The Company's continued success is also dependent upon its ability to attract and retain qualified employees to meet the Company's needs during expansion.

ANTI-TAKEOVER PROVISIONS

     The Company's Articles of Incorporation and Bylaws contain provisions that may discourage other persons from attempting to acquire control of the Company, including, without limitation, a classified Board of Directors and procedural requirements in connection with shareholder proposals or director nominations. In addition, the Company has available for issuance 2,000,000 shares of Preferred Stock, $.01 par value per share, which the Board of Directors of the Company is authorized to issue, in one or more series, without any further action on the part of the shareholders. Each of these provisions could render more difficult or discourage an attempt by a third party to obtain control of the Company. In the event the Company issues a series of Preferred Stock in the future that has preference over the Common Stock with respect to the payment of dividends and upon the Company's liquidation, dissolution or winding up, the rights of the holders of the Common Stock offered hereby could be adversely affected.

STOCK PRICE VOLATILITY

     The market price of the Company's Common Stock has risen substantially since the Company's initial public offering in January 1996. The Company's Common Stock is quoted on the Nasdaq National Market, which has experienced and is likely to experience in the future significant price and volume fluctuations which could adversely affect the market price of the Common Stock without regard to the operating performance of the Company. In addition, the Company believes that factors such as quarterly fluctuations in the financial results of the Company, the Company's comparable store sales results, announcements by other apparel retailers, the overall economy and the condition of the financial markets could cause the price of the Common Stock to fluctuate substantially.


                              SELLING SHAREHOLDER

     This Reoffer Prospectus relates to possible sales by the Selling Shareholder of Shares the Selling Shareholder may acquire upon the exercise of the Options granted under the Plan. The number of Shares of Common Stock which may be sold by the Selling Shareholder from time to time will be updated in supplements to this Reoffer Prospectus, which will be filed with the Commission in accordance with Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"). As of the date hereof, none of such Shares are presently offered for sale. The Selling Shareholder is a director, executive officer and employee of the Company. The address of the Selling Shareholder is the same as the Company's address.

                                             Maximum Number of Shares Which
     Selling Shareholder                  May be Sold Upon Exercise of Options
     -------------------                  ------------------------------------
       John C. Dancu                                    354,373

                              SALE OF THE SHARES

     The sale of the Shares by the Selling Shareholder may be effected from time to time in transactions on The Nasdaq National Market, where the Company's Common Stock is included for quotation, in the open market, in negotiated transactions or through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for which such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

     The Selling Shareholder and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and the profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The ownership by the Selling Shareholder of the Shares as shown under "Selling Shareholder" above does not necessarily cause the Selling Shareholder to be deemed to be "controlling persons" of the Company within the meaning of the Securities Act and any offer of the Shares for sale should not be construed as a recommendation by the Selling Shareholder of the merits of an investment in the Common Stock.


                            DESCRIPTION OF THE PLAN

     In March 1995, the Selling Shareholder was hired as the Chief Financial Officer of the Company. In connection with his employment by the Company, certain of the then existing principal and management shareholders granted to the Selling Shareholder, on a pro-rata basis, the Options. Pursuant to the Options, which vested upon consummation of the Company's initial public offering in January 1996, the Selling Shareholder has a right to acquire the Shares at an exercise price of $2.54 per share. The payment of the option price must be made in cash. The Selling Shareholder has yet to exercise the Options. None of the proceeds from the sale of the Shares by the Selling Shareholder upon exercise of the Options will be received by the Company.


                                 LEGAL MATTERS

     A legal opinion to the effect that the Shares are legally issued, fully paid and nonassessable has been rendered by Hunton & Williams, NationsBank Plaza, Suite 4100, 600 Peachtree Street, NE, Atlanta, Georgia 30308-2216.


                                    EXPERTS

     The consolidated financial statements of K&G Men's Center, Inc. as of and for the years ended January 29, 1995, January 28, 1996 and February 2, 1997, included and incorporated by reference in this Reoffer Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by K&G Men's Center, Inc. (the "Company") with the Commission are incorporated herein by reference and made a part hereof:

       (i) The Company's Annual Report on Form 10-K for the year ended February 2, 1997; and

      (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended May 4, 1997; and

     (iii) The description of the Company's Common Stock, $.01 par value per share, contained in the Company's Registration Statement on Form 8-A.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 14-2-851 and 14-2-857 of the Georgia Business Corporation Code (the "Code") provide that under certain circumstances a corporation may indemnify its directors and officers against civil and criminal liabilities incurred because such persons are directors and/or officers. Under such sections, directors and officers may be indemnified if they acted in good faith, and they reasonably believed that (i) in the case of conduct in his or her official capacity, such conduct was in the best interests of the corporation; and (ii) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A corporation may not indemnify a director or officer in connection with (i) a proceeding by or in the right of the corporation except for reasonable expenses incurred if it is determined that the director and/or officer met the relevant standard of conduct under such section; or (ii) any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him. The statutory indemnification is not exclusive of any rights provided by any by-law, agreement, vote of shareholders or disinterested directors or otherwise, as well as certain provisions of the Code which provide mandatory and court-ordered indemnification of directors and/or officers under certain circumstances.

     Article VI of the Company's Amended and Restated Articles of Incorporation sets forth the extent to which the Company's directors and officers may be indemnified against liabilities and other monetary expenses which they may incur while serving in such capacities. Such indemnification will be provided to the full extent permitted and in the manner required by the Code, as it now exists or may in the future be amended. Article Eight of the Company's Amended and Restated Bylaws also provides that the Company may indemnify those persons whom it is entitled to indemnify under Article 8, Part 5 of the Code for those amounts authorized under such statutory provisions; provided, however, indemnification shall only be made upon compliance with the requirements of such statutory provisions and only in those circumstances in which indemnification is authorized under those provisions; provided further, however, that pursuant to the Company's Amended and Restated Articles of Incorporation, the Company's directors shall be entitled to indemnification to the fullest extent permitted with shareholder approval under Section 14-2-856 of the Code.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     a. The following exhibits are furnished herewith or incorporated by reference into this Registration Statement:

Exhibit No.
-----------
   4.3*           Specimen Stock Certificate.

   5              Opinion of Hunton & Williams.

  10.4* Employment Agreement, dated as of March 25, 1995, between K&G Men's Center, Inc. and John C. Dancu.

  23.1 Consent of Arthur Andersen, LLP, independent public accountants.

  23.2            Consent of Hunton & Williams (included as part of Exhibit 5).

  24              Power of Attorney (included as part of signature page).

________________

* Incorporated by reference to exhibit of the same number to the Company's Form S-1 Registration Statement (Registration No. 33-80025).

ITEM 9.   UNDERTAKINGS.

     (a)  The Company hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the
                   Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, State of Georgia on this 13th day of June, 1997.

                                       K&G MEN'S CENTER, INC.


                                       By  /s/ Stephen H. Greenspan
                                           ------------------------
                                           Stephen H. Greenspan
                                           Chairman of the Board, President and
                                           Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Stephen H. Greenspan and John C. Dancu, or either of them, the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, to sign any related registration statement filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 13, 1997.


Signature                                            Title

/s/ Stephen H. Greenspan              Chairman of the Board, President and
---------------------------           Chief Executive Officer (principal
Stephen H. Greenspan                  executive officer)



/s/ John C. Dancu                     Chief Operating Officer, Chief
---------------------------           Financial Officer and Director (principal
John C. Dancu                         financial and accounting officer)



/s/ Campbell B. Lanier, III           Director
---------------------------
Campbell B. Lanier, III



/s/ W. Scott Miller                   Director
---------------------------
W. Scott Miller



/s/ W. Paul Ruben                     Director
---------------------------
W. Paul Ruben



/s/ James Inglis                      Director
---------------------------
James Inglis

                                 EXHIBIT INDEX


Exhibit No.                               Description
-----------                               -----------
   4.3*           Specimen Stock Certificate.

   5              Opinion of Hunton & Williams.

  10.4* Employment Agreement, dated as of March 25, 1995, between K&G Men's Center, Inc. and John C. Dancu

  23.1 Consent of Arthur Andersen, LLP, independent public accountants.

  23.2            Consent of Hunton & Williams (included as part of Exhibit 5).

  24              Power of Attorney (included as part of signature page).

_______________

  * Incorporated by reference to exhibit of the same number to the Company's Form S-1 Registration Statement (Registration No. 33-80025).